                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            SILICON VALLEY BANCSHARES
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                     94-2856336
(State of Incorporation)                (I.R.S. Employer Identification No.)


              2262 NORTH FIRST STREET, SAN JOSE, CALIFORNIA   95131
                  --------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)


          SILICON VALLEY BANK 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                  --------------------------------------------
                            (Full title of the plan)


                                  JOHN C. DEAN
                             CHIEF EXECUTIVE OFFICER
                            SILICON VALLEY BANCSHARES
              2254 NORTH FIRST STREET, SAN JOSE, CALIFORNIA  95131
              ----------------------------------------------------
                     (Name and Address of agent for service)



                                 (408) 383-5300
               --------------------------------------------------
          (Telephone number, including area code, of agent for service


                                  -------------

                                   COPIES TO:

                               MICHAEL R. JACOBSON
                     Cooley Godward Castro Huddleson & Tatum
                               3000 El Camino Real
                              Five Palo Alto Square
                          Palo Alto, California  94306
                                 (415) 843-5000

                                  -------------

     Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

     This Registration Statement, including exhibits, consists of 88 sequentially numbered pages.

                     The Exhibit Index is located at Page: 9

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

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

TITLE OF SECURITIES      AMOUNT TO BE             PROPOSED MAXIMUM         PROPOSED MAXIMUM              AMOUNT OF REGISTRATION
 TO BE REGISTERED        REGISTERED               OFFERING PRICE PER       AGGREGATE OFFERING                    FEE
                                                      SHARE (3)                 PRICE (3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock             250,000 shares (1)           $16.875                $4,218,750.00               $1,454.75
no par value

Interests in the          Indeterminate (2)             N/A                       N/A                       N/A
401(k) and
Employee Stock
Ownership Plan

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also includes any additional shares of the Registrant's Common Stock which may subsequently be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of determining the registration fee. The price is based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on Friday, June 16, 1995. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).


                                       2.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information required to be included in the Section 10(a) prospectus is not required to be included herein.


                                     PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

         a. Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Exchange Act;

         b. The Company's Quarterly Reports on Form 10-Q since its latest Annual Report on Form 10-K, filed pursuant to Section 13 of the Exchange Act;

         c. The description of the Company's Common Stock contained in the Registration Statement (and past and future amendments thereto) for such Common Stock filed under Section 12 of the Exchange Act; and

         d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

Item 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered is registered under Section 12 of the Exchange Act.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Bylaws of the Company provide for the indemnification of the Company's officers and directors against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved.
Section 317 of the California Corporations Code also provides for indemnification of a corporation's directors and officers under certain circumstances.

         Sections 204(a) (10) and (11) and Section 317 of the California Corporations Code and the Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act or the Exchange Act.

         The Company provides indemnity insurance pursuant to which its directors and officers are indemnified or insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Company and Silicon Valley Bank have obtained shareholder approval to enter into indemnity agreements with their respective directors and officers. Each agreement provides for indemnification

                                       3.

of the fines, settlements and other amounts incurred by such person in connection with the good faith performance of his or her duties as a director or officer. The indemnification agreements also provide for the advance payment (by the Company or Silicon Valley Bank, respectively) of expenses incurred in defending any proceeding to which the director or officer may be party, provided that the affected director or officer executed an undertaking, acceptable to the relevant board of directors, agreeing to repay all amounts advanced for defense of the proceeding if it shall be ultimately determined that such director or officer was not entitled to be indemnified in accordance with Sections 204(a)(10) and (11) and Section 317 of the California Corporations Code.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1     Silicon Valley Bank 401(k) and Employee Stock Ownership Plan.

         5.1     Opinion of Counsel; Cooley Godward Castro Huddleson & Tatum.

         23.1   Consent of KPMG Peat Marwick LLP, Independent Auditors.

         23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

         23.3   Consent of Counsel (see Exhibit 5.1).

         24.1    Power of Attorney.

                In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Code, the registrant hereby undertakes to cause the Plan to be submitted and any amendments thereto to the IRS in order to qualify the Plan and the registrant undertakes to cause all changes to be made which are required by the IRS in order to qualify the Plan.

Item 9.  UNDERTAKINGS

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

                                       4.

offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; PROVIDED, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included by those paragraphs is included in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actions, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       5.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, County of Santa Clara, State of California, on this 19th day of June, 1995.

                SILICON VALLEY BANK 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN



                                By:       /s/ GLEN G. SIMMONS
                                     -------------------------------------------
                                              Glen G. Simmons
                                                PLAN REPRESENTATIVE

                                       6.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, County of Santa Clara, State of California, on this 19th day of June, 1995.

                                SILICON VALLEY BANCSHARES



                                By:       /s/ JOHN C. DEAN
                                    --------------------------------------------
                                              John C. Dean
                                                CHIEF EXECUTIVE OFFICER




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Dean and A. Catherine Ngo, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and in connection therewith, the Securities and Exchange Commission, the attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the next page by the following persons in the capacities and on the dates indicated.

                                       7.


         SIGNATURE                                               TITLE                         DATE
         ---------                                               -----                         ----



   /s/ JOHN C. DEAN                               President, Chief Executive Officer           June 19, 1995
- -------------------------------------             and Director
         John C. Dean



   /s/ GARY K. BARR                               Director                                     June 9, 1995
- -------------------------------------
         Gary K. Barr



   /s/ JAMES F. BURNS, JR.                        Director                                     June 10, 1995
- -------------------------------------
         James F. Burns, Jr.



   /s/ CLARENCE J. FERRARI, JR., ESQ.             Director                                     June 8, 1995
- -------------------------------------
         Clarence J. Ferrari, Jr., Esq.



   /s/ HENRY M. GAY                               Director                                     June 9, 1995
- -------------------------------------
         Henry M. Gay



                                                  Director                                     June __, 1995
- -------------------------------------
         Daniel J. Kelleher



   /s/ JAMES R. PORTER                            Director                                     June 9, 1995
- -------------------------------------
         James R. Porter



   /s/ MICHAEL ROSTER, ESQ.                       Director                                     June 10, 1995
- -------------------------------------
         Michael Roster, Esq.



   /s/ ROGER V. SMITH                             Director                                     June 10, 1995
- -------------------------------------
         Roger V. Smith



   /s/ ANN R. WELLS                               Director                                     June 9, 1995
- -------------------------------------
         Ann R. Wells



   /s/ DENNIS G. UYEMURA                          Executive Vice President and Chief           June 19, 1995
- -------------------------------------             Financial Officer (Principal Financial
         Dennis G. Uyemura                        Officer)



   /s/ MARY S. HALE                               Vice President and Controller                June 19, 1995
- -------------------------------------             (Principal Accounting Officer)
         Mary S. Hale


                                       8.

                                  EXHIBIT NAME


Exhibit No.                   Exhibit Name                       Page No.
- -----------                   ------------                       --------

  4.1          Silicon Valley Bank 401(k) and Employee            10
                   Stock Ownership Plan

  5.1          Opinion of Counsel; Cooley Godward                 83
                   Castro Huddleson & Tatum

  23.1        Consent of KPMG Peat Marwick LLP,                  85
                   Independent Auditors

  23.2        Consent of Deloitte & Touche LLP,
                   Independent Auditors                          86

  23.3        Consent of Counsel (see Exhibit 5.1)                 83

  24.1         Power of Attorney                                   7

                                       9.